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                                                                     EXHIBIT 2.6

                              ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT ("Agreement") is entered into effective this 8th day of April 2002, by and among Jupiter Enterprises, Inc. ("JPEN"), The MingHe Group ("MingHe"), and Yin Mingshan ("Mingshan").

                                    RECITALS

WHEREAS, MingHe maintains a construction business in mainland China that operates through several entities controlled by MingHe.

WHEREAS, JPEN desires to acquire the entire construction business of MingHe.

WHEREAS, Mingshan is the sole owner of MingHe.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1.       TERM AND CONDITIONS OF THE ACQUISITION.

         1.1 JPEN shall form a wholly-owned subsidiary domiciled in Hong Kong ("JPEN Subsidiary") to acquire the entire construction business of MingHe, as presently constituted, in exchange for thirty million shares of common stock of JPEN, to be issued to Mingshan, the sole shareholder of MingHe.

         1.2 JPEN has engaged, at its own expense, the accounting firm of BDO International, Hong Kong, to audit the books and records of MingHe.

         1.3 Closing shall take place promptly following completion of the audit, at which time MingHe shall transfer its construction business assets to the JPEN Subsidiary, in exchange for the shares of common stock of JPEN. At Closing, each party shall deliver and execute such additional instruments and documents, and make such representations or warranties and covenants as may, in the reasonable opinion of counsel of each party, be required to complete the transactions contemplated by this Agreement.

         1.4 Each party shall undertake to obtain, prior to Closing, all necessary governmental consents and approvals required in the Peoples' Republic of China to complete the transfer of the construction business of MingHe and to transfer title and legal ownership of all construction business assets.

2. AUTHORITY. Each party has the requisite authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Upon due execution and delivery of this Agreement, this Agreement will constitute a valid, legal and binding obligation of each of the parties enforceable against each of them in accordance with the terms hereof.

3. DUE DILIGENCE. Each party shall furnish copies of all documents requested by the other parties. No due diligence investigations undertaken by any party shall in any event relieve the other parties of their responsibilities for the accuracy and completeness of any


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representation or warranty, or the performance of any covenant or agreement contained herein or provided at Closing.

4. RESTRICTIONS ON TRANSFER OF SHARES. The parties hereto acknowledge that all securities transferred and/or issued by JPEN in connection with the transactions contemplated hereby are restricted as to transfer and the certificates therefore shall bear legends to such effect and no transfer of any shares may be effected, except pursuant to an effective registration statement prepared and filed pursuant to U.S. Securities laws or pursuant to an exemption from registration thereunder, as evidenced by an opinion of counsel or as otherwise allowed under the laws of descent and distribution.

2. NOTICES. Any notice required to be given pursuant to this Agreement shall be in writing and mailed by express mail courier to the addresses set forth below:

      JPEN:                           MingHe and Mingshan:

      94 Rue de Lausanne, CH1202      8th Floor, No. 8 Huixin East Road
      Geneva, Switzerland             Chaoyang District, Beijing, P.R.C. 100029

3. GOVERNING LAW AND JURISDICTION. The parties agree that this Agreement and the transactions contemplated hereby shall be construed and enforced in accordance with the laws of the Peoples' Republic of China, and that any action or proceeding that may be brought arising out of, in connection with or by reason of this Agreement shall be brought only in a court of competent jurisdiction within the city of Beijing, China.. Each of the parties hereto hereby submits, unconditionally and irrevocably, to the jurisdiction to the aforesaid courts for the purpose of any such lawsuits, agree to accept service of process by express mail courier, and hereby waive any jurisdictional or venue defenses otherwise available to it.

4. AGREEMENT BINDING ON SUCCESSORS. The provisions of the Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their legal representatives, administrators, successors, and heirs.

5. WAIVER. No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

6. UNDERTAKING AND FURTHER ASSURANCES. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

7. INTERPRETATION AND FAIR CONSTRUCTION OF AGREEMENT. This Agreement has been reviewed and approved by each of the parties. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against either party.

8. SEVERABILITY. If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause, or provision and such invalid term, clause, or provision shall be deemed to be severed from the Agreement.


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9. MODIFICATION. This Agreement shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement.

10. COSTS AND ATTORNEYS' FEES. If any party hereto shall bring any suit, arbitration or other action against another for relief, declaratory or otherwise, arising out of this Agreement, the substantially prevailing party shall have and recover against the other party, in addition to all costs and disbursements, such sum as the court or arbiter may determine to be a reasonable attorney's fee.

11. WAIVER OF BREACH. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understandings relating thereto are merged herein. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.

13. EXPENSES. All costs and expenses incurred by either party in negotiating this Agreement or in consummating the transactions contemplated hereby, except as provided herein, shall be paid by the party incurring such expenses.

14. HEADINGS. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.


                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each signed this Agreement effective on the date first set forth above.


JUPITER ENTERPRISES, INC.


--------------------------------
Michael A.J. Harrop, President


THE MINGHE-GROUP


--------------------------------
Yin Mingshan, Chairman


YIN MINGSHAN


--------------------------------
Yin Mingshan, individually


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